As Filed with the Securities and Exchange Commission on November 8, 2012

Registration No. 333-

SECURITIES AND UNITED STATES EXCHANGE
COMMISSION

WASHINGTON, D.C. 20549

FORM S-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

ARRAY BIOPHARMA INC.

(Exact name of registrant as specified in its charter)

DELAWARE	84-1460811
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

3200 Walnut Street Boulder, Colorado 80301 (303) 381-6600

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Ron Squarer

Chief Executive Officer

Array BioPharma Inc.

3200 Walnut Street

Boulder, Colorado 80301

(303) 381-6600

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Carin M. Cutler

Gross Hartman LLC

1877 Broadway, Suite 601

 Boulder, Colorado 80302

(303) 926-4827

Approximate date of commencement of proposed sale to the public:

From time to time after the effective date of this Registration Statement.

If any of the securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☒ 333-178162

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐

If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box: ☐

If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box: ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (check one)

Large accelerated filer ☐	Accelerated filer ☒

Non-accelerated filer ☐	Smaller reporting company ☐
(do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Proposed Maximum Aggregate Offering Price (1)	Amount of registration fee (2)
Common Stock, par value $0.001 per share	$18,040,000	$2,460.66
Total	$18,040,000	$2,460.66

(1)         The registrant previously registered securities at an aggregate offering price not to exceed $150,000,000 on a Registration Statement on Form S-3 (File No. 333-178162), which was declared effective by the Securities and Exchange Commission on January 13, 2012. In accordance with Rule 462(b) promulgated under the Securities Act, an additional amount of securities having a proposed maximum aggregate offering price of $18,040,000 is hereby registered.

(2)         Calculated in accordance with Rule 457(o) of the Securities Act of 1933, the registration fee has been calculated on the basis of the maximum aggregate offering price and the number of securities being registered has been omitted.

This registration statement shall become effective upon filing with the U.S. Securities and Exchange Commission in accordance with Rule 462(b) of the Securities Act.

INFORMATION INCORPORATED BY REFERENCE

This registration statement relates to the registrant’s registration statement on Form S-3 (File No. 333-178162), as amended (the “Prior Registration Statement”), and is being filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, solely to increase the dollar amount of securities registered under the Prior Registration Statement by $18,040,000. The contents of the Prior Registration Statement, including the exhibits thereto and each of the documents incorporated by reference therein, are hereby incorporated into this registration statement by reference.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boulder, the State of Colorado, on November 8, 2012.

ARRAY BIOPHARMA INC.

By:	/s/ Ron Squarer
Ron Squarer
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Ron Squarer	Chief Executive Officer and Director	November 8, 2012
Ron Squarer	(Principal Executive Officer)

/s/ *	Chairman of the Board of Directors	November 8, 2012
Kyle A. Lefkoff

/s/ R. Michael Carruthers	Chief Financial Officer	November 8, 2012
R. Michael Carruthers	(Principal Financial and Accounting Officer)

/s/ *	Director	November 8, 2012
Gwen Fyfe, M.D.

/s/ John Orwin	Director	November 8, 2012
John Orwin

/s/ *	Director	November 8, 2012
Liam Ratcliffe, M.D., Ph.D.

/s/ *	Director	November 8, 2012
Gil Van Lunsen

/s/ *	Director	November 8, 2012
John L. Zabriskie, Ph.D.

* By:	/s/ R. Michael Carruthers
R. Michael Carruthers, Attorney-in-fact

INDEX TO EXHIBITS

The following documents are filed herewith (unless otherwise indicated) and made a part of this registration statement.

Exhibit No.	Description
5.1	Opinion of Gross Hartman LLC
23.1	Consent of KPMG LLP, Independent Registered Public Accounting Firm
23.2	Consent of Gross Hartman LLC (contained in Exhibit 5.1)
24.1	Power of Attorney (1)

(1)        Filed as an exhibit to the registrant’s registration statement on Form S-3 (File no. 333-178162).